EXHIBIT 10.1

November 20, 2003

William M. Smith
Reink Corp.
2085 Hurontario St.
Mississauga, Ontario
L5A 4G1\

         RE:      Proposed Reorganization

Dear Mr. Smith:

         This letter agreement serves as the agreement between Reink Corp. (the "Company") and Jackson Steinem, Inc. ("JSI") regarding compensation for non-legal, consulting services provided by JSI to the Company, including but not limited to services in connection with the Company's proposed reorganization transaction (the "Reorganization"). Upon execution of this agreement, the Company shall duly issue and deliver, or cause to deliver, immediately to JSI 50,000 free trading shares of the Company's common stock at a value of $.10 per share (the "Shares"). In the event the Company must register the Shares on Form S-8, then the parties agree that the shares will be issued to Adam S. Gottbetter.

         The Company, under a separate agreement ("Retainer Agreement"), has retained the legal services of Gottbetter & Partners, LLP ("G&P") as its corporate and securities counsel. The Company and JSI agree that this agreement and the consideration being paid hereunder are not in exchange for legal services, and no legal services have been or will be provided to the Company by JSI. In addition, JSI has not been asked to perform, is not required to perform, and has not performed any due diligence with respect to the above-referenced transactions, nor has it advised or counseled the Company as to the financial viability or likelihood of success of the above-referenced transaction.

         G&P and JSI consist of the same principal owners. The Retainer Agreement includes disclosures, waivers and consents regarding the conflict of interest raised by G&P's legal representation of the Company and JSI's relationship with the Company hereunder, which are specifically incorporated herein by reference.

         The Company acknowledges that the value of JSI's shares could have a substantially higher value than the value of the services provided by JSI. This Agreement is to be governed by New York law. It may be modified only in writing signed by JSI and the Company.


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We look forward to working with you in developing the Company's business.

Sincerely,


/s/ Adam S. Gottbetter
President

AGREED AND ACCEPTED:

Reink Corp.


By: /s/ William Smith
   ---------------------
Name: William Smith
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Title: CFO
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